Exhibit 21.1

Urban Outfitters, Inc. & Subsidiaries

Entity

Urban Outfitters, Inc.

A Pennsylvania C corporation

Anthropologie, Inc.

A Pennsylvania C corporation

Urban Outfitters Wholesale, Inc.

A Pennsylvania C corporation

Urban Outfitters UK Limited

A United Kingdom corporation

Urban Outfitters (Delaware), Inc.

A Delaware C corporation

Anthropologie (Delaware), Inc.

A Delaware C corporation

Urban Outfitters West LLC

A California limited liability company

Urban Outfitters Direct LLC

A Pennsylvania single member limited liability company

Anthropologie Direct LLC

A Pennsylvania single member limited liability company

Inter-Urban, Inc.

A Delaware corporation

U.O.D., Inc.

A Delaware corporation

U.O.D. Secondary, Inc.

A Delaware corporation

UO Fenwick, Inc.

A Delaware corporation

Urban Outfitters Canada, Inc.

A Canadian corporation

Urban Outfitters Ireland Limited

An Irish corporation

Free People LLC

A Delaware single member limited liability company

UOGC, Inc.

A Florida corporation

Urban Outfitters Holdings LLC

A Pennsylvania Limited Liability Company

Anthropologie Holdings LLC

A Pennsylvania Limited Liability Company

urbanoutfitters.com LP

A PA Limited Partnership

anthropologie.com LP

A PA Limited Partnership

Freepeople.com LLC

A Delaware Limited Liability Company